UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Stanley, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-3383	11-3658790
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3301 Wilson Blvd, Suite 700

Arlington, Virginia 22201
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code (703) 684-1125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On April 12, 2010, Stanley, Inc. (the “Company”) issued a press release announcing that Jim Brabston, age 42, has been appointed to the newly-created role of chief operating officer.  Mr. Brabston previously served as the Senior Vice President and Group Manager of the Company’s Mission Systems Group since November 2007. Mr. Brabston joined the Company in 1990. From 2003 until 2007, Mr. Brabston served as a Vice President and account manager for defense programs. Prior to becoming Vice President, Mr. Brabston was a senior program manager directly responsible for all of the Company’s software development efforts being performed for the Department of the Army and U.S. Marine Corps. Mr. Brabston has also served in various functional, technical, and management capacities and led the deployment of the Company’s personnel in support of Operation Desert Shield/Storm in Saudi Arabia and Operation Restore Hope in Somalia. Mr. Brabston earned a B.A. degree in economics from Syracuse University, and an M.S. degree in software engineering from George Mason University.

Randy Brooks succeeds Mr. Brabston as Group Manager for the Company’s Mission Systems Group.  Mr. Brooks has 33 years in the security, intelligence and information technology fields. For the past two years, Mr. Brooks has served as the General Manager of the Company’s Oberon Division.

A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits.

Exhibit Number	Description

99.1	Press Release, dated April 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 14, 2010	/s/ Scott D. Chaplin
Scott D. Chaplin
Senior Vice President, General
Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 12, 2010